UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2021

Mister Car Wash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40542	46-1393909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 E 5th Street

Tucson, Arizona 85705

(Address of Principal Executive Offices) (Zip Code)

(520) 615-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MCW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2021, Sunshine Acquisition Sub Corp., a wholly owned subsidiary (“Acquisition Sub”) of Mister Car Wash, Inc. (the “Company”), entered into an equity purchase agreement (the “Acquisition Agreement”) with Clean Streak Ventures, LLC (“Clean Streak”), MDKMH Partners, Inc., Clean Streak Ventures Intermediate Holdco, LLC (the “CSV Seller”), MKH Capital Partners Offshore Fund I, LP (the “CSV Blocker Seller” and together with the CSV Seller, each a “Seller” and together the “Sellers”), and Clean Streak Ventures Holdco, LLC, as the representative of the Sellers (“Sellers’ Representative”), pursuant to which the Acquisition Sub will acquire 100% of the equity interests in Clean Streak (the “Transaction”) for an aggregate purchase price of $390.0 million in cash (the “Purchase Price”), subject to certain customary working capital and other adjustments. Car Wash Partners, Inc., a wholly owned subsidiary of the Company, is guaranteeing the payment obligations of the Acquisition Sub under the Acquisition Agreement.

The Transaction is expected to close in the fourth quarter of 2021, subject to the satisfaction or waiver of customary closing conditions. Prior to entering into the Acquisition Agreement, the parties submitted a filing under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (“HSR”) and the applicable waiting period has expired. The Acquisition Agreement contains termination rights for each of Sellers’ Representative and Acquisition Sub, including, among others, if the closing of the Transaction does not occur on or before December 30, 2021.

The Purchase Price is expected to be funded using cash on hand and through debt financing. In connection with the entering into of the Acquisition Agreement, the Company entered into an Amendment No. 3 to First Lien Credit Agreement (“Credit Agreement Amendment No. 3”), dated December 8, 2021, by and among Mister Car Wash Holdings, Inc. (the “Borrower”), Hotshine Intermediateco, Inc. (“Holdings”), the other guarantors party thereto, the lenders and other parties thereto from time to time and Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), which further amended the Amended and Restated First Lien Credit Agreement, dated as of May 14, 2019, among the Borrower, Holdings, the Administrative Agent, the Collateral Agent, the lenders and other parties thereto from time to time (as amended, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by the Credit Agreement Amendment No. 3, the “Credit Agreement”).

The Existing Credit Agreement provides the Borrower with the ability to borrow or incur, subject to certain terms and conditions, incremental loans or incremental revolving facilities that are Pari Passu Lien Debt (as defined in the Existing Credit Agreement) in an aggregate amount of the sum of (a) the Fixed Incremental Amount (as defined in the Existing Credit Agreement) plus (b) an amount which would not cause its First Lien Net Leverage Ratio (as defined in the Existing Credit Agreement) to exceed (A) 5.33 to 1.00 or (B) the First Lien Net Leverage Ratio immediately prior to such incurrence on a pro forma basis.

Credit Agreement Amendment No. 3 establishes a new incremental term loan facility in an aggregate principal amount of $290.0 million (the “Incremental Term Loan”), all of which will be drawn at the closing of the Transaction. The Incremental Term Loan has terms identical to the existing term loans and: (i) bears interest at a rate equal to Eurocurrency Rate or Base Rate (both as defined in the Credit Agreement), at the Borrower’s option, plus an applicable margin of 3.25% for Eurocurrency Rate loans, or 2.25% for Base Rate loans; (ii) is subject to a 25 basis point step-down to 3.00% for Eurocurrency Rate loans, or 2.00% for Base Rate Loans if the First Lien Net Leverage Ratio equals to or is below 4.25:1.00; and (iii) has a final maturity date of May 14, 2026. The existing term loans and the Incremental Term Loan collectively comprise a single class of term loans under the Existing Credit Agreement. The other material terms of the Existing Credit Agreement as previously disclosed remain unchanged other than a temporary no call period for the Borrower to prepay the term loans under the Credit Agreement until after the 46th day of funding of the Incremental Term Loan. The terms of the Incremental Term Loan will be subject to change pursuant to customary market flex terms, including with respect to pricing.

The foregoing description of the Acquisition Agreement and the Transaction contemplated by the Acquisition Agreement and the foregoing description of the Credit Agreement Amendment No. 3 do not purport to be complete and are qualified in their entirety by reference to the Acquisition Agreement and the Credit Agreement Amendment No. 3, respectively. Copies of the Acquisition Agreement and the Credit Agreement Amendment No. 3 will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and are incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On December 8, 2021, the Company issued a press release announcing its entry into a definitive agreement to acquire Clean Streak Ventures LLC, which includes 23 operating locations and 10 development locations. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this Current Report on Form 8-K include but are not limited to Mister Car Wash’s expected closing of the acquisition and the timing thereof, the acquisition’s impact to the Company and its footprint in Florida, the expected completion of the locations in development and the Company’s intended rebranding of the acquired locations. Without limiting the foregoing, you can generally identify forward-looking statements by the use of forward-looking terminology, such as “aim,” “will,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management’s current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the Company faces uncertainties regarding the consummation of the acquisition, including that certain conditions to the consummation of the acquisition will not be satisfied; the Company may experience difficulties integrating the businesses and in realizing the expected benefits of the acquisition; the Company may need to use resources that are needed in other parts of its business to do so; the businesses may have liabilities that are not known, probable or estimable at this time; the acquisition may result in the diversion of the Company’s management’s time and attention to issues relating to the acquisition and integration; the Company may not achieve expected synergies and operating efficiencies attributable to the acquisition within its expected time-frames or at all; the Company may incur significant transaction costs and integration costs in connection with the acquisition; risks inherent to the businesses may result in additional strategic and operational risks to the Company, which may impact the Company’s risk profile and which the Company may not be able to mitigate effectively; and the businesses operate in a changing regulatory environment. In addition, a number of important factors could cause the Company’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to: developments involving the Company’s competitors and its industry; the Company’s ability to attract new customers, retain existing customers and maintain or grow its number of subscription members; potential future impacts of the COVID-19 pandemic; the Company’s ability to open and operate new locations in a timely and cost-effective manner; the Company’s ability to identify suitable acquisition targets and consummate such acquisitions on attractive terms; the Company’s ability to maintain and enhance its brand reputation; the Company’s reliance on and relationships with third-party suppliers; risk related to the Company’s indebtedness and capital requirements; risk related to governmental laws and regulations applicable to the Company and its business; the Company’s ability to maintain security and prevent unauthorized access to electronic and other confidential information; and the other important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, as such factors may be updated from time to time in its other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and Investor Relations section of the Company’s website at https://ir.mistercarwash.com/.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K. Any forward-looking statement that the Company makes in this Current Report on Form 8-K speaks only as of the date of such statement. Except as required by law, the Company does not undertake any obligation to update or revise or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Mister Car Wash, Inc., dated December 8, 2021

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline Instance XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mister Car Wash, Inc.

Date: December 9, 2021	By:	/s/ Jedidiah Gold
	Name:	Jedidiah Gold
	Title:	Chief Financial Officer